Exhibit 10.5

ESCROW AGREEMENT

           ESCROW AGREEMENT dated as of this 22nd day of March, 2010, by and among Expedite 4, Inc., a Delaware corporation (the “Company”), Southern China Livestock International Inc., a company incorporated under the laws of the State of Nevada (“Southern China Livestock”), Loeb & Loeb LLP, a New York limited liability company (the “Agent”), Rodman & Renshaw, LLC, a New York limited liability company (the “Placement Agent”).

W I T N E S S E T H:

           WHEREAS, the Company is offering securities in a private equity financing (the “Financing”) to “accredited investors” or to “non-U.S. persons” (collectively the “Purchasers”), as that each term is defined in Regulation D and Regulation S, respectively, each promulgated under the Securities Act of 1933, as amended;

WHEREAS, the Financing is conditioned upon the completion of a share exchange agreement, pursuant to which Southern China Livestock shall become the wholly owned subsidiary of the Company (the “Combination”);

           WHEREAS, in connection with the Financing, such securities are being sold in units (the “Units”) with each Unit consisting of two (2) shares of the Company’s common stock (the “Common Stock”) and warrants to purchase one (1) share of the Company’s common stock (the “Warrants” and collectively the “Securities”);

           WHEREAS, the Units are being offered at a price of $10.00 per Unit (the “Offering Price”); and

WHEREAS, the Company desires to sell in the Financing a minimum of Units in the aggregate amount of $5,000,000 (the “Minimum Amount”) and a maximum of Units in the aggregate amount of $10,000,000 (the “Maximum Amount”); and

           WHEREAS:

(a)           The Financing will commence immediately and will continue until the earlier of: (i) the date upon which subscriptions for the Maximum Amount have been accepted; (ii) March 31, 2010, unless extended by the Company, Southern China Livestock and the Placement Agent without notice to Purchasers to a date not later than May 31, 2010; or (iii) the date upon which the Company, Southern China Livestock and the Placement Agent elect to terminate the Financing;

(b)           Once the Purchasers have subscribed and the Company has accepted subscriptions for the Minimum Amount, the Company and the Placement Agent may conduct an initial closing (the “First Closing”) with respect to such Units.  Thereafter, the Company and the Placement Agent may decide to conduct one or more closings for the sale of additional Units (each, together with the First Closing, a “Closing”);

(c)           Proceeds received from subscriptions for the Units shall be held in escrow by the Agent pending a Closing; and

(d)           If the Minimum Amount is not sold prior to the end of the Offering Period, the Financing will be terminated and all funds received from Purchasers will be promptly returned, without interest, penalty or deduction.  The day that the Offering Period terminates is hereinafter referred to as the “Termination Date.”

           NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

           1.           Appointment of Agent.  The Company hereby appoints the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

           2.           Delivery of Subscription Proceeds.  All checks, drafts, or other instruments or wire transfer funds received from Purchasers as payment for the Units will be delivered by the Company or Placement Agent to the Agent, made payable to “Loeb & Loeb LLP, as Escrow Agent for Expedite 4, Inc.”  The Placement Agent will provide the Agent with a chart setting forth, as to each Purchaser, his name, address, social security number or employer identification number, amount of Units purchased, and the amount paid in connection with such purchase.  The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, or other instruments received on account of purchases of the Units.

           3.           Agent to Hold and Disburse Funds.  The Agent will hold in an account  ,established for the benefit of the Company and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows:

                      3.1           In the event that prior to the Termination Date the Agent has received funds equal to or greater than the Minimum Amount (and such funds are cleared within ten (10) days following the Termination Date) from the sale of Units, the Agent will, on the date of a Closing, pursuant to written instructions signed by the Company, Southern China Livestock and the Placement Agent, pay to the Company, and/or to any other person designated in such instructions, the proceeds received by the Agent from the sale of such Units, provided that the Company’s counsel and the Placement Agent’s counsel has confirmed in writing that all conditions for the release of the escrow funds have been met and that the securities have been issued and delivered to the Purchasers.

           3.2           In the event that prior to the Termination Date the Agent has not received funds equal to or greater than the Minimum Amount (or such funds have not cleared within ten (10) days of the Termination Date) from the sale of the Units, or in the event that a Closing has not taken place within ten days of the Termination Date, the Agent will return all funds to the Purchasers, without interest, penalty or deduction.

           4.           Exculpation and Indemnification of Agent.

                      4.1           The Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company and the Placement Agent relating to the funds deposited with the Agent under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

                      4.2           The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment.  The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons.  The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

                      4.3           The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.  The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.  The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

                      4.4           The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

                      4.5           To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes.  The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

                      4.6           The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent’s gross negligence or misconduct.  Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder.

                      4.7           For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

           5.           Termination of Agreement and Resignation of Agent.

                      5.1           This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

                      5.2           The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company, Southern China Livestock and the Placement Agent at least 30 days notice thereof.  As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

           6.           Form of Payments by Agent.

                      6.1           Any payments by the Agent to Purchasers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person or wire.

                      6.2           All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

           7.           Compensation of Agent.  For services rendered, the Agent shall receive as compensation $2,500.00, which shall be paid by the Company at the First Closing.  The Agent shall also be entitled to retain any income earned on the funds in the escrow account as part of the Agent’s compensation.  The Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and Agents’ fees and disbursements and all reasonable taxes or other governmental charges.  It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances.

           8.           Notices.  All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:	Expedite 4, Inc.
212 Carnegie Center, #206
Princeton, NJ 08540
Tel: (609) 524-2560

If to Southern China Livestock :	Southern China Livestock International, Inc.
88 Guihuayuan, Guanjingcheng, Yujiang, Yingtan City, Jiangxi Province, P.R. China.
Attention: Luiping Pan, CEO
Tel.: +86 (701) 568-0890
Fax: +86 (701) 568-0891

With a copy to:	Anslow & Jaclin LLP
195 Route 9 South
Manalapan, NJ, 07726
Attention: Gregg E. Jaclin, Esq.
Tel.: (732) 409-1212
Fax: (732) 577-1188

If to the Agent:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum
Tel.: (303) 282-4800
Fax: (303) 282-5800

If to the Placement Agent:	Rodman & Renshaw, LLC
Attn: Ramnarain J. Jaigobind
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Tel: (212) 430-1735
Fax: (212) 847-7335

With a copy to:	Loeb & Loeb LLP
Attn: Mitchell Nussbaum
345 Park Avenue
New York, New York 10154
Tel.: (212) 407-4159
Fax: (212) 504-3013

           9.           Further Assurances:  From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

           10.           Consent to Service of Process.  Each of the Company, Southern China Livestock and the Placement Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and the Placement Agent at its address for purposes of notices hereunder.

           11.           Miscellaneous.

                      11.1           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity.  All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

                      11.2           Succession and Assignment.  This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business.  This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns.  No other person shall acquire or have any rights under or by virtue of this Agreement.  This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company, Southern China Livestock and the Placement Agent.  This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

                      11.3           Amendments and Waivers.  This Agreement may be amended only with the written consent of the Agent, the Company, Southern China Livestock and the Placement Agent.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                      11.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

           12.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

[Signatures to Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

LOEB & LOEB LLP

By:	/s/ Loeb & Loeb, LLP
Name: Norwood Beverage
Title: Partner

EXPEDITE 4, INC.

By:	By: /s/ Sheila Hunter
Name: Sheila Hunter
Title: CEO

SOUTHERN CHINA LIVESTOCK
INTERNATIONAL INC.

By:	By: /s/ Shu Kaneko
Name: Shu Kaneko
Title: CFO and Director

RODMAN & RENSHAW, LLC.

By:	By: /s/ John Borer
Name: John Borer
Title: President